Exhibit 4.1
                            COMMITMENT AND ACCEPTANCE

         This Commitment and Acceptance (this "Commitment and Acceptance") dated as of August 22, 2000, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         Reference is made to that certain Amended and Restated Credit Agreement dated as of October 8, 1999, by and among M.D.C. Holdings, Inc., as Borrower, Bank One, NA, as Administrative Agent, and the Banks that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement").

         Pursuant to Section 2.5(d) of the Credit Agreement, Borrower has requested an increase in the Aggregate Commitment from $350,000,000.00 to $375,000,000.00. Such increase in the Aggregate Commitment is to become effective on August 22, 2000 (the "Increase Date"). In connection with such requested increase in the Aggregate Commitment, Borrower, Administrative Agent, and California Bank & Trust, a California banking corporation (the "Accepting Bank") hereby agree as follows:

         1. ACCEPTING BANK'S COMMITMENT. Effective as of the Increase Date, Accepting Bank shall become a party to the Credit Agreement as a Bank, shall have all of the rights and obligations of a Bank thereunder, shall agree to be bound by the terms and provisions thereof and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the amount set forth opposite its name on the signature page hereof..

         2. REPRESENTATIONS AND AGREEMENTS OF ACCEPTING BANK. Accepting Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by Accepting Bank and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance, (ii) agrees that it will, independently and without reliance upon Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the commitment and acceptance hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

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         3.  REPRESENTATION OF BORROWER. Borrower hereby represents and warrants that as of the date hereof and as of the Increase Date, no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default.

         4. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         5. NOTICES. For the purpose of notices to be given under the Credit Agreement, the address of Accepting Bank (until notice of a change is delivered) shall be the address set forth in Schedule 1.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

                                            BORROWER:

                                            M.D.C. HOLDINGS, INC.

                                            By: /s/ John J. Heaney
                                               --------------------------------
                                            Name:   John J. Heaney
                                                 ------------------------------
                                            Title: Senior Vice President and
                                                    Treasurer
                                                  -----------------------------


                                            ADMINISTRATIVE AGENT:

                                            BANK ONE, NA,
                                                as ADMINISTRATIVE AGENT

                                            By: /s/ Lynn M. Ciuchta
                                               --------------------------------
                                            Name:   Lynn M. Ciuchta
                                                 ------------------------------
                                            Title:  Vice President
                                                  -----------------------------



                                            ACCEPTING BANK:

$25,000,000.00                              CALIFORNIA BANK & TRUST, a
                                            California banking corporation

                                            By: /s/ Jennifer Pescatore
                                               --------------------------------
                                            Name:   Jennifer Pescatore
                                                 ------------------------------
                                            Title:  Vice President
                                                  -----------------------------


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                                   SCHEDULE 1
                          to Commitment and Acceptance

1. Attach Accepting Bank's Administrative Information Sheet, which must include its payment instructions and notice address.















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